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                                                                    Exhibit 10.9

                               THE PATAPSCO BANK
                   RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS
                   ------------------------------------------


     The Board of Directors of The Patapsco Bank has adopted this Retirement Plan for Non-Employee Directors, effective September 28, 1995.

                                   ARTICLE I
                                  Definitions
                                  -----------

     The following words and phrases, when used in the Plan with an initial capital letter, shall have the meanings set forth below unless the context clearly indicates otherwise.

     "Bank" shall mean The Patapsco Bank, its successors, and assigns.

     "Beneficiary" shall mean the person or persons whom a Participant may designate as the beneficiary of the Participant's Benefits under Article III. A Participant's election of a Beneficiary shall be made on the Election Form, shall be revocable by the Participant during his or her lifetime, and shall be effective only upon its delivery to and acceptance by the Board (which acceptance shall be presumed unless, within ten business days of receiving the Participant's election, the Board provides the Participant with a written notice detailing the reasons for its rejection).

     "Benefits" shall mean, collectively, the benefits payable under Articles II and III of the Plan.

     "Benefit Percentage" shall be determined based on the number of the Participant's full years of service on the Board (whether before or after the Effective Date), and shall be determined according to the following schedule:

                     Full Years of Service
                        as a Director                    Percentage
                        -------------                    ----------

                         Less than 5                            0%
                            5                                  30%
                          6 to 14                               *%
                         15 or more                           100%

               * Each Participant's Benefit Percentage shall increase by 7% for each full year of service during this period.

     "Board" shall mean the Board of Directors of the Bank.

     "Change in Control" shall mean any one of the following events: (1) the acquisition of ownership, holding or power to vote more than 25% of the Bank's or the Company's voting stock, (2) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors, (3) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) (provided that in the case of (1), (2) and (3) hereof, ownership or control of the Bank by the Company itself shall not constitute a "Change in Control"), or (4) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Company or the Bank (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, Bank, joint venture, pool, syndicate, sole proprietorship,
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unincorporated organization or any other form of entity not specifically listed herein. The decision of the Bank's non-employee directors as to whether a Change in Control has occurred shall be conclusive and binding.

     "Company" shall mean Patapsco Bancorp, Inc.

     "Director" shall mean a voting member of the Board (and shall not include honorary directors).

     "Effective Date" shall mean September 28, 1995.

     "Election Form" shall mean the form attached hereto as Exhibit "A".

     "Employee" shall mean any person who is employed by the Bank at some time after the Effective Date.

     "Participant" means an individual who (i) serves on the Board at some time on or after the Effective Date, and (ii) is not an Employee on the date of being both nominated and elected (or re-elected) to the Board.

     "Plan" shall mean this Patapsco Federal Savings & Loan Bank Retirement Plan for Non-Employee Directors.

     "Trust Agreement" shall mean that agreement entered into pursuant to the terms hereof between the Bank and the Trustee, and "Trust" means the trust created thereunder.

     "Trustee" shall mean that person(s) or entity appointed by the Board to hold legal title to the Trust's assets for the purposes set forth herein.

     "Vested Percentage" shall be determined based on the number of the Participant's full years of service on the Board, after the Plan's Effective
                                                  -----
Date, and shall be determined according to the following schedule:

               Full Years of Service            Participant's
                 After 9/28/95                 Vested Percentage
                 --------------                -----------------

                  Less than 1                          50%
                       1                               75%
                  2 or more                           100%

     Notwithstanding the foregoing, a Director's Vested Percentage shall accelerate to 100% upon either his or her termination of service as a Director
                        ------
at or after his or her attainment of age 72 or his or her death or disability
                                            --
(as determined by the Board).

                                  ARTICLE II
                              Retirement Benefits
                              -------------------

     In the event that a Participant's service as a Director terminates for any reason other than his or her death, the Bank shall make a lump sum payment to the Participant, in an amount equal to the product of the Participant's Vested Percentage, Benefit Percentage, and $60,000 (as indexed annually beginning with January 1, 1996 for changes in the cost-of-living as determined by the Board based on the Consumer Price Index or such other reasonable standard as the Board shall deem appropriate). Except as provided in Article III, no Benefits shall be payable hereunder after the death of the Participant.

     Each Participant may elect, on an Election Form filed in accordance herewith, to have the Bank pay Benefits (1) either in a lump sum or in substantially equal annual installments over a period not exceeding ten years from their commencement date, and (2) to have distributions commence either in the calendar year when the Participant terminates

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service or in the following year. Until all installment payments are completed in accordance with the terms of the Plan and a Participant's Election Form, the undistributed portion of the Participant's account shall be credited at the end of each fiscal year with a rate of return equal to the Bank's highest annual rate of interest on certificates of deposit having a term of one year.

     In order to be effective with respect to the form or timing of Benefit distributions, a Participant's Election Form must be submitted either more than
                                                               ------
one year before termination of the Participant's service with the Bank, or
                                                                        --
within 30 days from the date the Board adopts this First Amendment to the Plan. In the absence of a valid election with respect to a Participant's Benefits, payments shall commence within the 90-day period following termination of the Participant's service with the Bank, and shall be made in one lump sum payment.

     Notwithstanding the foregoing, but only to the extent required under federal banking law, the amount payable hereunder shall be reduced to the extent that on the date of a Participant's termination of service as a Director, either
(i) the present value of the Participant's Benefits exceeds the limitations that are set forth in Regulatory Bulletin 27a of the Office of Thrift Supervision, as in effect on the Effective Date, or (ii) such reduction is necessary to avoid subjecting the Bank to liability under Section 280G of the Internal Revenue Code of 1986, as amended.

                                  ARTICLE III
                                Death Benefits
                                --------------

     In the event that a Participant dies before collecting the Benefits provided under Article II, the Bank shall pay to the Participant's Beneficiary, a lump sum payment having a present value equal to 100% of the amount that the Participant would have received under Article II if the Participant had both terminated service as a Director on the date of his or her death, then had a Vested Percentage equal to 100%, and survived to collect the Benefits payable under Article II. Such payment of Benefits shall be made no later than the first day of the second month following the date of the Participant's death. No Benefits shall be payable hereunder to anyone other than a Beneficiary. Notwithstanding the foregoing, a Participant may elect on the Election Form to have, distributions to the Beneficiary occur in accordance with the time and manner elections made by the Participant on the Election Form (with payments to be made as though the Participant survived to collect all Benefits).

     The Participant shall designate his or her Beneficiary on an Election Form. This election shall be revocable by the Participant during his or her lifetime, and shall be effective only upon its delivery to and acceptance by the Board (which acceptance shall be presumed unless, within ten business days of receiving the Participant's election, the Board provides the Participant with a written notice detailing the reasons for its rejection).

                                  ARTICLE IV
                              Source of Benefits
                              ------------------

     Benefits shall constitute an unfunded, unsecured promise by the Bank to provide such payments in the future, as and to the extent such Benefits become payable. Benefits shall be paid from the general assets of the Bank, and no person shall, by virtue of this Plan, have any interest in such assets (other than as an unsecured creditor of the Bank). For any fiscal year during which a Trust, as described herein at Article VIII, is maintained, (i) the Trustee shall inform the Board annually prior to the commencement of each fiscal year as to the manner in which such trust assets shall be invested, and (ii) the Board shall, as soon as practicable after the end of each fiscal year of the Bank, provide the Trustee with a schedule specifying the amounts payable to each Participant, and the time for making such payments. All expenses incurred in connection with implementing and maintaining the Trust shall be paid by the Bank.

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                                   ARTICLE V
                                  Assignment
                                  ----------

     Except as otherwise provided by this Plan, it is agreed that neither the Participant nor his or her Beneficiary nor any other person or persons shall have any right to commute, sell, assign, transfer, encumber and pledge or otherwise convey the right to receive any Benefits hereunder, which Benefits and the rights thereto are expressly declared to be nontransferable.

                                   ARTICLE VI
                            No Retention of Services
                            ------------------------

     The Benefits payable under this Plan shall be independent of, and in addition to, any other compensation payable by the Bank to a Participant, whether in the form of fees, bonus, retirement income under employee benefit plans sponsored or maintained by the Bank or otherwise. This Plan shall not be deemed to constitute a contract of employment between the Bank and any Participant.

                                  ARTICLE VII
                              Rights of Directors;
                              -------------------
                  Termination or Suspension under Federal Law
                  -------------------------------------------

     The rights of the Directors under this Plan and of their Beneficiaries (if any) shall be solely those of unsecured creditors of the Bank. In the event that the Bank shall establish an irrevocable Trust, such assets of the Bank may be held by the Trust, subject to claims by general creditors of the Bank by appropriate judicial action as provided by such Trust.

     If the Participant is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Bank under this Plan shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

     If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Plan shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

     All obligations under this Plan shall terminate, except to the extent that continuation of this Plan is necessary for the continued operation of the Bank:
(i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

     If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Participant from participating in the conduct of the Bank's affairs, the Bank's obligations under this Plan shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Participant all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.


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                                 ARTICLE VIII
                               Change in Control
                               -----------------

     The provisions of this Article shall supersede any provisions of this Plan to the contrary. In the event of a Change in Control while a Participant is serving on the Board, the Participant's Vested Percentage shall become 100%, and the Bank shall establish an irrevocable Trust and make a lump sum contribution to the Trust in an amount that is projected to be sufficient to pay each Participant the benefits to which he or she is entitled pursuant to the Plan as of the date of the Change in Control.

                                  ARTICLE IX
                                Reorganization
                                --------------

     The Bank agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Bank herein set forth. The Bank further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this paragraph, without having made adequate provision for the fulfillment of its obligation hereunder.

                                   ARTICLE X
                           Amendment and Termination
                           -------------------------

     The Board may amend or terminate the Plan at any time, provided that no such amendment or termination shall, without the written consent of an affected Participant, alter or impair any rights of the Participant under the Plan. Unless terminated earlier in accordance with this Article X, this Plan shall remain in effect during the term of service of the Participants and until all Benefits payable hereunder have been made.

                                  ARTICLE XI
                                   State Law
                                   ---------

     This Plan shall be construed and governed in all respects under and by the laws of the State of Maryland. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                                  ARTICLE XII
                               Headings; Gender
                               ----------------

     Headings and subheadings in this Plan are inserted for convenience and reference only and constitute no part of this Plan. This Plan shall be construed, where required, so that the masculine gender includes the feminine.

                                 ARTICLE XIII
                          Interpretation of the Plan
                          --------------------------

     The Board shall have sole and absolute discretion to administer, construe, and interpret the Plan, and the decisions of the Board shall be conclusive and binding on all affected parties (unless such decisions are arbitrary and capricious).

                                  ARTICLE XIV
                                   Legal Fees
                                   ----------

     In the event any dispute shall arise between a Director and the Bank as to the terms or interpretation of this Plan, whether instituted by formal legal proceedings or otherwise, including any action taken by a Director to enforce

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the terms of this Plan or in defending against any action taken by the Bank, the
Bank shall reimburse the Director for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions; provided that the Director shall return such amounts to the Bank if he fails to obtain a final judgment by a court of competent jurisdiction or obtain a settlement of such dispute, proceedings, or actions substantially in his or her favor. Such reimbursements to a Director shall be paid within 10 days of the Director furnishing to the Bank written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Director. Any such request for reimbursement by a Director shall be made no more frequently than at 30 day intervals.

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